Exhibit 99.1

Expedia Group, Inc. Announces Closing of a Public Offering of 5.400% Senior Notes due 2035

SEATTLE – Expedia Group, Inc. (“Expedia Group” or the “Company”) today announced that it has closed a registered public offering (the “Senior Notes Offering”) of $1 billion aggregate principal amount of unsecured 5.400% Senior Notes due 2035 (the “Senior Notes”). The Senior Notes were issued at a price of 99.316% of the aggregate principal amount with a coupon of 5.400%. The Senior Notes are guaranteed by certain subsidiaries of Expedia Group.

The net proceeds from the Senior Notes Offering were approximately $985 million, after deducting discounts and estimated offering expenses payable by Expedia Group.  Expedia Group intends to use the net proceeds from the Senior Notes Offering for general corporate purposes, including, without limitation, (i) repayment, prepayment, redemption or repurchase of outstanding debt, (ii) dividends and stock repurchases and (iii) funding for working capital, capital expenditures, and acquisitions.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Senior Notes or any other securities, an offer to purchase or a solicitation of an offer to sell the Senior Notes or any other securities, or an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this press release and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

About Expedia Group

Expedia Group, Inc. brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. Expedia Group’s three flagship consumer brands include: Expedia®, Hotels.com®, and Vrbo®.

For more information, visit www.expediagroup.com. Follow us on X @expediagroup and check out our LinkedIn.

© 2025 Expedia, Inc., an Expedia Group company. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

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Source: Expedia Group, Inc.